ANNEX NO. 1
TO AGREEMENT No. 25/1095/INW/06 FOR A NON-RENEWABLE INVESTMENT LOAN

The parties to this annex, hereinafter referred to as the “Annex,” are:
Bank Polska Kasa Opieki Spółka Akcyjna (trading as Bank Pekao S.A.), with its registered office in Warsaw, at ul. Żubra 1, postal code 01-066 (entered under KRS number: 0000014843 in the Register of Entrepreneurs maintained by the District Court for the Capital City of Warsaw in Warsaw, 13th Commercial Division of the National Court Register, subject to the supervision of the Polish Financial Supervision Authority, NIP: 526-000-68-41, REGON 000010205, share capital and paid-in capital: 262,470,034.00 zlotys), hereinafter referred to as the “Bank,” represented by two authorized representatives
and
PLP POLAND (BELOS) SPÓŁKA AKCYJNA, with its registered office in Bielsko-Biała, ul. Gen. J. Kustronia 74, 43-301 Bielsko-Biała, entered under KRS number: 0000050404 in the Register of Entrepreneurs maintained by the District Court in Bielsko-Biała, 8th Commercial Division of the National Court Register, NIP: 547-01-69-868, REGON: 070458813, amount of authorized capital and paid-in capital: 23,816,000.00 zlotys, hereinafter referred to as the “Client,” represented by the persons authorized to represent it, as disclosed in the Register of Entrepreneurs maintained by the National Court Register, hereinafter collectively referred to as the “Parties.”

I.In connection with a change in the financing terms of the non-revolving investment loan granted under Agreement No. 25/1095/INW/06 dated July 16, 2025, hereinafter referred to as the “Agreement,” the Parties hereby enter into an Amendment to the Agreement concluded between them as follows:

The existing § 3(1)(4) shall read as follows:
4) a first-priority registered pledge on the Customer’s movable fixed assets financed with funds from the Loan up to a maximum collateral amount equal to 150% the value of the Loan, i.e., PLN 150,450,000.00 (in words: one hundred fifty million four hundred fifty thousand zlotys), together with the assignment of rights under the insurance policy, provided that the documents related to the establishment of the registered pledge may not be delivered to the Bank in electronic form, provided that the registered pledge agreement(s) on the fixed assets financed by the Loan shall be concluded within 30 days from the date of their entry into the Customer’s fixed asset register and no later than February 28, 2027;

The existing § 4(2) shall read as follows:
2. The Loan shall be drawn down in tranches between the Disbursement Date and December 31, 2026. The Bank consents to the execution of payments to subcontractors under the granted financing based on overdue invoices issued to GW Firma Budowlana Anna Bud.

The existing § 5 is amended as follows:
Paragraph 1 shall read as follows:
1.Repayment of the Loan shall be made in monthly installments, beginning on January 31, 2027, with the final balloon payment due on January 31, 2035, according to the following individual repayment schedule:
The final repayment schedule will be determined after the Loan has been drawn down, by entering into an Amendment to the Agreement.

Bank Polska Kasa Opieki Spółka Akcyjna, with its registered office in Warsaw at ul. Żubra 1, entered under KRS number 0000014843 in the Register of Entrepreneurs maintained by the District Court for the Capital City of Warsaw, 13th Commercial Division of the National Court Register, and subject to supervision by the Polish Financial Supervision Authority; Tax Identification Number (NIP): 526-00-06-841; National Business Registry Number (REGON): 000010205; amount of authorized capital and paid-in capital: 262,470,034 PLN.

Paragraph 2 shall read as follows:
2.Grace period for Loan repayment: until January 30, 2027.

In the existing § 6, paragraph 2, item 16) is added as follows:
16) the conclusion, no later than within 14 days from the date of signing Annex No. 1 to the Agreement, of a transaction hedging the interest rate risk (“Hedging Transaction”) associated with the financing granted under this Agreement. The Hedging Transaction shall cover no less than 50% of the Loan amount and shall be entered into for the entire term of the Loan.
The hedging period may be divided into successive hedging periods, provided that the first period is not shorter than 5 (five) years.

II.The remaining provisions of the Agreement remain unchanged.
III.1. The Customer hereby declares and acknowledges that all Loan Collateral remains in effect, subject to Section 2.
2. The Customer declares and confirms that the security for repayment of the Loan, together with interest, late payment interest, the Bank’s commissions and fees, and other amounts due to the Bank under the Agreement, in the form of a blank promissory note previously submitted by the Customer (together with the promissory note declaration dated July 16, 2025), remains in effect and continues to secure all claims arising from the Agreement, including those specified in the text of the Agreement as amended by this Annex, without the need to issue another blank promissory note and without the need to amend the text of the existing promissory note declaration.
The Bank has the right to fill in the blank promissory note in accordance with the terms set forth in the submitted promissory note declaration, taking into account the amendments to the Agreement introduced by this Annex.
IV.The Customer declares that, as of the date of his/her signature on this Annex, the legal status confirmed by a printout from the Central Information System of the National Court Register dated June 29, 2026, has not changed, and as of the date of this declaration, the Customer is not aware of any circumstances that would require changes to the entries in the National Court Register compared to the legal status confirmed by that document.
V.The Client declares that as of the date of his/her signing of the Addendum, he/she has no outstanding contributions owed to the Social Insurance Institution, nor any outstanding taxes owed to the Tax Office, and that no administrative enforcement proceedings are pending against him/her (including those unrelated to tax liabilities), no cases involving fiscal crimes or fiscal offenses are pending against them, and they have no payments for which the due date has been deferred or for which payment has been arranged in installments.
VI.The Client declares that he has received the “Terms and Conditions for the Provision of Credit Services to Businesses at Bank Polska Kasa Opieki Spółka Akcyjna” and the “Schedule of Commissions and Bank Fees for Corporate Clients” in effect at the Bank on the date of execution of the Annex.
The attachments to the Amendment are as follows:
1)Customer’s Statements – Appendix No. 1.
VII.In connection with the execution of the Amendment, the Bank charges a fee for accepting and processing the application in the amount of 0.10% of the Loan amount, which amounts to 100,300.00 PLN (in words: one hundred thousand three hundred zlotys).
VIII.The Amendment shall be concluded upon the signature of the last authorized representative of the Bank and shall take effect upon fulfillment of the Conditions Precedent:
1)payment of the fee specified in Section VII of the Amendment,
2)submission to the Bank of current certificates from the tax office (extended) and the Social Insurance Institution (ZUS) confirming that there are no outstanding payments owed to these institutions.
IX.Form of the Annex:
1)if the declarations of intent are submitted in writing in such a way that each Party has affixed its handwritten signature, the Annex is concluded in writing in two identical copies in the Polish language, one copy for each Party;
2)if the declarations of intent are submitted in electronic form by affixing to the Addendum:

Bank Polska Kasa Opieki Spółka Akcyjna, with its registered office in Warsaw at ul. Żubra 1, entered under KRS number 0000014843 in the Register of Entrepreneurs maintained by the District Court for the Capital City of Warsaw, 13th Commercial Division of the National Court Register, and subject to supervision by the Polish Financial Supervision Authority; Tax Identification Number (NIP): 526-00-06-841; National Business Registry Number (REGON): 000010205; amount of authorized capital and paid-in capital: 262,470,034 PLN.

by each Party with a qualified electronic signature, or
a)by the Bank with a qualified electronic signature, and by the Customer with a trusted signature, a PekaoBiznes24 system user signature, or a personal signature, provided that the Parties have previously agreed to use such a signature; in such a case, each Party receives the signed Annex via email or through the PekaoBiznes24 system;
3)if declarations of intent are submitted in writing by one Party as specified in paragraph 1 and by the other Party in electronic form as specified in paragraph 2, each Party shall receive:
a)a copy of the Addendum signed in writing by one of the Parties, and
b)a copy of the Addendum signed electronically by the other Party, via email to the addresses specified in the Agreement or through the PekaoBiznes24 system.

On behalf of and for the benefit of the Bank:    On behalf of and for the benefit of the Customer:

Bank Polska Kasa Opieki Spółka Akcyjna, with its registered office in Warsaw at ul. Żubra 1, entered under KRS number 0000014843 in the Register of Entrepreneurs maintained by the District Court for the Capital City of Warsaw, 13th Commercial Division of the National Court Register, and subject to supervision by the Polish Financial Supervision Authority; Tax Identification Number (NIP): 526-00-06-841; National Business Registry Number (REGON): 000010205; amount of authorized capital and paid-in capital: 262,470,034 PLN.
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